(10.68)    Line of Credit Note from TigerAir, Inc. to the Company dated
                November 8, 1995.

                                          LINE OF CREDIT NOTE


$50,000                                  November 8th, 1995


      FOR VALUE RECEIVED, TigerAir, Inc., a Texas corporation (the "Maker"), promises to pay to the order of Aero Services International, Inc. a Louisiana corporation (together with its successors and assigns and any other transferee or successor then becoming holder of this Note, "Payee"), in lawful money of the United States of America at the principal office of Payer at 660 Newtown-Yardley Road, Newtown, Pennsylvania 18940, or at such other place as Payee may from time to time designate by written notice to Maker, the lesser of Fifty Thousand Dollars ($50,000) or the aggregate unpaid principal amount then outstanding on the Working Capital Loan (as defined in that certain Transfer Agreement by and among Maker and Payee of even date herewith (the "Agreement")), together with all interest, fees, costs and penalties thereon, as follows:

 1. Agreement. This Note is the Working Capital Note issued pursuant to, and is payable in accordance with, the Agreement. Any capitalized term used in this Note but not defined herein shall have the meaning ascribed to such term in the Agreement. The terms, covenants, conditions, provisions, stipulations and agreements of the Agreement are incorporated herein by reference, and are hereby made a part of this Note to the same extent and with the same effect as if they were fully set forth herein, and Maker hereby covenants to abide by and to comply with each and every term, covenant, provision, stipulation, promise, agreement and condition set forth in this Note and in the Agreement. The holder of this Note is entitled to the benefits of the Agreement to which reference is hereby made for a statement of the terms and conditions under which this Note is issued and may enforce the agreements of Maker contained therein and exercise remedies provided for thereby or otherwise available in respect thereof.

 2. Interest. Commencing as of the date hereof and continuing until repayment in full of all sums due hereunder, the unpaid principal sum of this Note shall bear interest at the rate of nine and one-half percent (9.5%) per annum (the "Interest
Rate"). Interest shall accrue daily. All computations of interest hereunder shall be made on the basis of a year of 360 days, for the actual number of days occurring in the period for which such interest is payable (including the first day but excluding the last day).

3. Payments and Maturity. The entire outstanding principal sum under this Note shall be due and payable on October 7, 1996, unless accelerated by Payee (the "Maturity Date"). Accrued interest on the outstanding principal sum of this Note shall be payable monthly in arrears, and shall be due and payable on the first
(1st) day of each month. Any amount of principal outstanding hereunder in excess of the Credit Line Cap (as defined in the Agreement) shall be immediately due and payable. All unpaid principal, accumulated interest and any fees or charges owed to Payee shall be payable in full on the Maturity Date.

4. Prepayment. Maker shall have the right, at any time, to prepay the outstanding principal amount of this Note, in whole or in part from time to time (without premium or penalty), provided that Maker contemporaneously therewith pays Payee all accrued but unpaid interest together with all other sums then due hereunder or on account hereof.


5. Late Charges and Default Interest. Any payment of principal or interest not paid within ten (10) business days after the date on which it is due shall result in a late charge in the amount of five percent (5%) of the payment so due. The assessment or collection of such charge shall not be construed as a waiver by Payee of any default occasioned by the failure of Maker to make such payment within ten (10) business days of its due date.
During the continuance of an Event of Default (as hereinafter defined), interest shall accrue on the outstanding principal sum of this Note at the rate of twelve percent (12%) per annum (the
"Default Interest Rate").

6. Application of Payments. Each and all of the payments made hereunder shall be applied first to expenses and costs incurred by Payee and for which Maker is responsible; second, to any accrued and unpaid fees; third, to accrued and unpaid interest hereunder;
and, fourth, to the principal balance of this Note.

7. Advances. Advances of principal, prepayment and readvances under the Working Capital Loan may be made from time to time in accordance with the Agreement, but Payee, in its sole discretion, may refuse to make advances or readvances hereunder during the continuance of an Event of Default hereunder.

8. Statement of Account. From time to time, Payee may furnish Maker with a statement of Maker's account under the Working Capital Loan, which statement shall be deemed to be correct, accepted by and binding on Maker, unless Payee receives a written statement of exceptions from Maker within twenty (20) days after such statement of account has been furnished to Maker.

9. Security. Payment of this Note is secured in accordance with Section 14 of the Agreement, including the security interests and liens granted pursuant thereto or otherwise in connection therewith and any other assignments and conveyances made from time to time pursuant to the Agreement.

10. Event of Default. If Maker (i) fails in any way to perform its obligations under this Note, the Acquisition Capital Note (as defined in the Agreement), the Agreement, or any other instrument, document or agreement executed by Maker pursuant to or in otherwise in connection with the Agreement, (ii) fails in any way to observe any covenant or agreement under this Note, the Acquisition Note, the Agreement, or any other instrument, document or agreement executed by Maker pursuant to or in otherwise in connection with the Agreement, or (iii) fails to make any payment when due under this Note or the Acquisition
Note, which default is not cured within ten (10) days (each of the foregoing constituting an "Event of Default" hereunder), then, Payee, at its option and without further notice to Maker, may declare immediately due and payable the entire unpaid principal sum due hereunder (with interest to accrue thereafter at the Default Interest Rate), and all other charges and sums due by Maker under this Note of the Agreement; and payment thereof may be enforced and recovered in whole or in part at any time by one or more of the remedies provided to Payee in the Agreement, or at law or equity. In such case Payee may also recover all costs of suit and other expenses in connection therewith, together with an attorneys' commission, for collection, of five percent (5%) of the total amount then due by Maker to Payee, together with interest on any judgment obtained by Payee at the Default Interest Rate. Payee may exercise this option to accelerate during any default by Maker regardless of any prior forbearance.

11. Confession of Judgment. MAKER DOES HEREBY IRREVOCABLY AUTHORIZE AND EMPOWER ANY ATTORNEY OF COURT OF RECORD OF PENNSYLVANIA OR ELSEWHERE
TO, ON THE OCCURRENCE OF A DEFAULT UNDER THIS NOTE, APPEAR FOR AND ENTER JUDGMENT AGAINST IT FOR THE UNPAID PRINCIPAL SUM DUE HEREUNDER, TOGETHER
WITH ALL ACCRUED AND UNPAID INTEREST, IF ANY, AND ALL OTHER CHARGES OR SUMS DUE HEREUNDER, TOGETHER WITH ATTORNEYS' COMMISSION OF FIVE PERCENT (5%)
FOR COLLECTION, WITH OR WITHOUT DECLARATION, WITH COSTS OF SUIT, RELEASE
OF ERRORS, WITHOUT STAY OF EXECUTION; AND MAKER ALSO WAIVES THE RIGHT OF INQUISITION ON ANY REAL ESTATE THAT MAY BE LEVIED UPON TO COLLECT THE NOTE, AND DOES HEREBY VOLUNTARILY CONDEMN THE SAME, AND AUTHORIZE THE
PROTHONOTARY TO ENTER UPON THE WRIT OF EXECUTION SAID VOLUNTARY
CONDEMNATION; AND FURTHER AGREES THAT SAID REAL ESTATE MAY BE SOLD ON A
WRIT OF EXECUTION, AND MAKER HEREBY WAIVES AND RELEASES ALL RELIEF FROM
ANY AND ALL APPRAISEMENT, STAY OF EXEMPTION LAWS OF ANY STATE NOW IN FORCE
OR HEREINAFTER TO BE PASSED. IF COPIES OF THIS NOTE, VERIFIED BY AFFIDAVIT OF THE HOLDER HEREOF OR SOMEONE ON THE HOLDER'S BEHALF, HAS BEEN FILED IN
SUCH ACTION, IT WILL NOT BE NECESSARY TO FILE THE ORIGINAL OF THIS NOTE AS A WARRANT OF ATTORNEY. THE AUTHORITY AND POWER TO APPEAR FOR AND ENTER
JUDGMENT AGAINST MAKER WILL NOT BE EXHAUSTED BY THE INITIAL EXERCISE OF
THE AUTHORIZED POWER, AND THE POWER MAY BE EXERCISED FROM TIME TO TIME
AS OFTEN AS THE HOLDER DEEMS NECESSARY OR DESIRABLE; AND THIS INSTRUMENT
WILL BE A SUFFICIENT WARRANT.

      THE PRECEDING PARAGRAPH SETS FORTH A WARRANT OF AUTHORITY FOR AN ATTORNEY, PROTHONOTARY OR CLERK TO CONFESS JUDGMENT AGAINST MAKER. IN GRANTING THIS WARRANT OF ATTORNEY TO CONFESS JUDGMENT, MAKER HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, AND, AFTER CONSULTATION WITH LEGAL COUNSEL OF ITS OWN CHOOSING, UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS IT HAS OR MAY HAVE TO PRIOR NOTICE, AND AN OPPORTUNITY FOR PRIOR HEARING UNDER THE CONSTITUTIONS AND LAWS OF THE UNITED STATES OF AMERICA, THE COMMONWEALTH OF PENNSYLVANIA AND ALL OTHER APPLICABLE JURISDICTIONS.

      MAKER UNDERSTANDS THE MEANING AND EFFECT OF THE WARRANT OF
AUTHORITY TO CONFESS JUDGMENT CONTAINED IN THE FOREGOING PARAGRAPHS. SPECIFICALLY, MAKER UNDERSTANDS, AMONG OTHER THINGS, THAT (i) MAKER IS RELINQUISHING THE RIGHT TO HAVE NOTICE, AN OPPORTUNITY TO BE HEARD, AND THE RIGHT TO HAVE THE BURDEN OF PROOF OF DEFAULT REST ON PAYEE PRIOR TO THE ENTRY OF JUDGMENT, (ii) THE ENTRY OF JUDGMENT MAY RESULT IN A LIEN ON MAKER'S PROPERTY, (iii) MAKER'S PROPERTY MAY BE TAKEN TO PAY THE PRINCIPAL AMOUNT, INTEREST, LATE CHARGES, COSTS AND ATTORNEYS' FEES AS PROVIDED ABOVE.

      TO THE EXTENT PERMITTED BY LAW, ACTING UNDER REPRESENTATION OF COUNSEL, MAKER HEREBY IRREVOCABLY WAIVES ANY DUE PROCESS RIGHTS TO PREJUDGMENT NOTICE AND HEARING AND/OR POST-SEIZURE RELIEF ARISING IN CONNECTION WITH, OR IN ANY WAY RELATED TO, PAYEE'S RIGHT TO CONFESS JUDGMENT AGAINST MAKER AS HEREIN PROVIDED, AND MAKER ACKNOWLEDGES AND UNDERSTANDS THAT BY WAIVING THESE RIGHTS, MAKER HAS CONSENTED TO ALLOW PAYEE TO ENTER A COURT JUDGMENT AGAINST MAKER AND TO SEIZE MAKER'S PROPERTY WITHOUT PRIOR NOTICE OR HEARING IN ORDER TO SATISFY THE OBLIGATIONS OWED BY MAKER TO PAYEE.

      MAKER HEREBY KNOWINGLY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE, OR OTHERWISE INVOLVING, THIS NOTE. MAKER FURTHER IRREVOCABLY CONSENTS TO THE JURISDICTION AND VENUE OF ANY STATE
OR FEDERAL COURT SITTING IN OR FOR BUCKS COUNTY, PENNSYLVANIA.

12. Cumulation of Remedies. The remedies of Payee as provided hereunder and under the Agreement, together with all other remedies provided at law or equity, shall be cumulative and concurrent, and may be pursued singly, successively or together at the sole discretion of Payee, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

13. Waiver and Release. To the extent permitted by law, Maker hereby waives and releases all errors, defects and imperfections in any proceedings instituted by Payee under the terms hereof or of the Agreement, as well as all benefit that might accrue to Maker by virtue of any present or future laws exempting any property, or any part of the proceeds arising from any sale of any property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and maker agrees that any property that may be levied against pursuant to a judgment obtained by virtue hereof, on any writ of execution issued thereon, may be sold on any such writ in whole or in part in any order desired by Payee.

      Maker and all endorsers, sureties and guarantors, hereby jointly and severally waive presentment for payment, demand, notice of demand, notice of non-payment or dishonor, protest and notice of protest of this Note, and all other notices in connec-tion with the delivery, acceptance, performance, default or enforcement of the payment of this Note, and they agree that the liability of each of them shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by an indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee. Maker and all endorsers, sureties and guarantors consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and to the release of collateral or any part thereof, with or without substitution, and agree that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to them or affecting their liability hereunder.

      Payee shall not be deemed, by any act of omission or commis-sion, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Payee, and then only to the extent specifically set forth in the writing. A waiver on one event shall not be construed as continuing or as a bar to or waiver of any right or remedy to a subsequent event.

 14. Governing Law. This instrument shall be governed by and construed according to the laws of the Commonwealth of Pennsylvania, including its statutes or limitation but without regard to its rules governing conflict of laws.

15. Jurisdiction and Venue. Maker consents to the jurisdiction and venue of the Federal and State Courts sitting in or for Bucks County, Pennsylvania in any action on, related to, or mentioning this Note.

16. Captions. The captions or headings used herein are for the convenience of reference only and shall not be deemed to define, limit or describe the scope or intent of this Note.

17. Partial Invalidity. In the event that any provision of this Note (or any part of any provision) is held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions (or remaining parts of the affected provision) of this Note; but this Note shall be con-strued as if such invalid, illegal, or unenforceable provision had not been contained herein, but only to the extent it is invalid, illegal, or unenforceable.

18. Maximum Rate of Interest. It is not intended by this Note to charge interest at a rate in excess of the maximum rate of interest permitted to be charged to Maker under applicable law, but if, notwithstanding, interest in excess of the maximum rate shall be paid under this Note, the excess shall be retained by Payee and applied to reduce the principal sum outstanding, or returned to Maker.

19. Pronouns and Form. Whenever used, the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders, and words "Payee" and "Maker" shall be deemed to include their respective successors and assigns.


      IN WITNESS WHEREOF, intending to be legally bound Maker has caused this Note to be executed and delivered on the date first above written.
                                                     TigerAir, Inc.
Allison L. Blumer                                    By:  W. E. Congdon
Secretary                                            Wallace E. Congdon
                                                     It's President